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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K


                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 23,
1996

                      MERIDIAN BANCORP, INC.
     (Exact name of registrant as specified in its charter)

        Pennsylvania              0-12364           23-2237529
(State or other jurisdiction    (Commission       (IRS Employer
      of incorporation)         File Number)      Ident. No.)

   35 North Sixth Street, Reading, Pennsylvania        19601
    (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (610)655-2000


                                N/A
 (Former name or former address, if changed since last report.)

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Item 2.   Acquisition or Disposition of Assets.

     On February 23, 1996 (the "Effective Date"), Meridian Bancorp, Inc. ("Meridian") and United Counties Bancorporation ("UCB") completed the merger (the "Merger") contemplated by the Agreement and Plan of Merger dated as of May 23, 1995, between such parties (the "Agreement"), a copy of which Agreement is filed as Exhibit 2.1 to Meridian's Current Report on Form 8-K dated May 23, 1995. On the Effective Date, pursuant to the Agreement UCB merged with and into Meridian, with Meridian surviving the Merger, the separate existence of UCB ceased, and all property, rights, powers, duties, obligations and liabilities of UCB were automatically transferred to Meridian, in accordance with Pennsylvania law. Meridian, as the surviving corporation, will be governed by the articles of incorporation and bylaws of Meridian in effect immediately prior to the Effective Date.

     Immediately prior to the completion of the Merger, 2,150,183 shares of UCB common stock were issued and outstanding. On the Effective Date, each outstanding share of UCB common stock was automatically converted into 5.0 shares of Meridian common stock. A total of 10,750,915 shares of Meridian common stock was issued in the Merger. Meridian paid cash to UCB shareholders in lieu of issuing fractional shares of Meridian common stock, which Meridian funded with cash on hand. On the Effective Date, the last reported sale price of Meridian common stock, as reported on NASDAQ/NMS, was $52.375 per share. Based on such price, the aggregate consideration paid by Meridian, in common stock and cash, to complete the Merger was approximately $563,079,173.

     The Merger was treated as a pooling of interests for financial accounting purposes and constitutes a tax-free reorganization for federal income tax purposes.

     The foregoing summary of the Merger is qualified in its entirety by reference to the Agreement and the historical financial statements of UCB which are incorporated herein by reference.

Item 5.   Other Events.

     Pursuant to a Bank Plan of Merger dated as of May 23, 1995 between Meridian Bank, New Jersey ("MBNJ"), a wholly owned banking subsidiary of Meridian, and United Counties Trust Company ("UCTC"), a wholly owned subsidiary of UCB, merged with and into MBNJ with MBNJ surviving the merger (the "Bank Merger"). Upon completion of the Bank Merger, the separate existence of UCTC ceased. All property, rights, powers, duties, obligations and liabilities of UCTC were automatically transferred to MBNJ, in accordance with New Jersey law. MBNJ, as the surviving bank, is governed by the charter and bylaws of MBNJ in effect immediately prior to the Effective Date.

     On the Effective Date, the directors of Meridian duly elected and holding office immediately prior to the Effective Date remained as directors of Meridian and Edward J. Hobbie, a director of UCTC immediately prior to the Effective Date, was elected to Meridian's Board of Directors.

     The foregoing summary of the Bank Merger is qualified in its entirety by reference to the Agreement, and the Bank Plan of Merger filed as an exhibit thereto, which is incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.

     (a) The financial statements of UCB required by Item 7(a) of Form 8-K will be filed in an amendment to this Form 8-K as soon as practicable. Meridian expects that the amendment containing such financial statements will be filed on or before April 15, 1996.

     (b)  Pro forma financial information.

          The pro forma financial information required by
          Item 7(b) of Form 8-K will be filed in an amendment to this Form 8-K as soon as practicable. Meridian expects that the amendment containing such pro forma financial information will be filed on or before April 15, 1996.

     (c)  Exhibits.

          2.1 Agreement and Plan of Merger, dated as of May 23, 1995, between Meridian and UCB (incorporated herein by reference to Exhibit 2.1 to Meridian's Current Report on Form 8-K dated May 23, 1995.)
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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              MERIDIAN BANCORP, INC.

Dated:  March 11, 1996        By /s/ Michael J. Hughes
                                   Michael J. Hughes
                                   Senior Vice President